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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Registration Statement on Form S-1 (the "Registration Statement") of our report dated October 7, 2003, relating to the statement of financial condition of S&P Managed Futures Index Fund, LP which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
November 25, 2003